As filed with the Securities and Exchange Commission on June 18, 2020
Registration No. 333-119109
Registration No. 333-124698
Registration No. 333-168908
Registration No. 333-205198
Registration No. 333-205201
Registration No. 333-233218
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8 REGISTRATION STATEMENT NO. 333-119109
FORM S-8 REGISTRATION STATEMENT NO. 333-124698
FORM S-8 REGISTRATION STATEMENT NO. 333-168908
FORM S-8 REGISTRATION STATEMENT NO. 333-205198
FORM S-8 REGISTRATION STATEMENT NO. 333-205201
FORM S-8 REGISTRATION STATEMENT NO. 333-233218
UNDER THE SECURITIES ACT OF 1933
Hornbeck Offshore Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	72-1375844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
103 NORTHPARK BOULEVARD, SUITE 300
COVINGTON, LA 70433
(Address of Principal Executive Offices) (Zip Code)
SECOND AMENDED AND RESTATED
HORNBECK OFFSHORE SERVICES, INC.
INCENTIVE COMPENSATION PLAN

HORNBECK OFFSHORE SERVICES, INC.
2005 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Todd M. Hornbeck
President, Chief Executive Officer and Chairman
Hornbeck Offshore Services, Inc.
103 Northpark Boulevard, Suite 300
Covington, Louisiana 70433
(985) 727-2000
(Name, address and telephone number, including area code, of agent for service)

With Copies to:

Samuel A. Giberga Executive Vice President and General Counsel Hornbeck Offshore Services, Inc. 103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433 (985) 727-2000	R. Clyde Parker, Jr., Esq. Winstead PC 24 Waterway Avenue, Suite 500 The Woodlands, Texas 77380 (281) 681-5900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the following Registration Statements on Form S-8 (the “Registration Statements”) is being filed to withdraw and deregister certain shares of common stock, $0.01 par value per share (the “Shares”), of Hornbeck Offshore Services, Inc. (the “Company”) that were registered for issuance pursuant to either the Second Amended and Restated Hornbeck Offshore Services, Inc. Incentive Compensation Plan, as amended (the “Incentive Compensation Plan”) or the Hornbeck Offshore Services, Inc. 2005 Employee Stock Purchase Plan (the “Stock Purchase Plan”):

•	Registration Statement No. 333-119109, filed with the SEC on September 17, 2004, for the purpose of registering 3,293,910 Shares issuable under the Incentive Compensation Plan;

•	Registration Statement No. 333-124698, filed with the SEC on May 6, 2005, for the purpose of registering 700,000 Shares issuable under the Stock Purchase Plan;

•	Registration Statement No. 333-168908, filed with the SEC on August, 17, 2010, for the purpose of registering 700,000 Shares issuable under the Incentive Compensation Plan;

•	Registration Statement No. 333-205198, filed with the SEC on June 24, 2015, for the purpose of registering 750,000 Shares under the Incentive Compensation Plan;

•	Registration Statement No. 333-205201, filed with the SEC on June 24, 2015, for the purpose of registering 1,500,000 Shares under the Stock Purchase Plan; and

•	Registration Statement No. 333-233218, filed with the SEC on August 8, 2019, for the purpose of registering 7,000,000 Shares under the Incentive Compensation Plan.

The Registration Statements collectively registered 11,743,910 Shares issuable pursuant to the Incentive Compensation Plan and 2,200,000 Shares issuable pursuant to the Stock Purchase Plan. The Registration Statements are hereby amended to withdraw and deregister all Shares that were previously registered and that remain unissued under the Incentive Compensation Plan and the Stock Purchase Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana on June 18, 2020.

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ Todd M. Hornbeck Todd M. Hornbeck President and Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE
/s/ Todd M. Hornbeck (Todd M. Hornbeck)	Chairman of the Board, President, Chief Executive Officer, and Director (Principal Executive Officer)	June 18, 2020
/s/ James O. Harp, Jr. (James O. Harp, Jr.)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 18, 2020
/s/ Larry D. Hornbeck (Larry D. Hornbeck)	Director	June 18, 2020
/s/ Bruce W. Hunt (Bruce W. Hunt)	Director	June 18, 2020
/s/ Steven W. Krablin (Steven W. Krablin)	Director	June 18, 2020
/s/ Patricia B. Melcher (Patricia B. Melcher)	Director	June 18, 2020
/s/ Kevin O. Meyers (Kevin O. Meyers)	Director	June 18, 2020
/s/ Bernie W. Stewart (Bernie W. Stewart)	Director	June 18, 2020
/s/ Nicholas L. Swyka Jr. (Nicholas L. Swyka Jr.)	Director	June 18, 2020